Exhibit 99.1

FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION CONTACT:

Michelle D. Esterman
Chief Financial Officer
T: +352 2469 7950
E: Michelle.Esterman@altisource.com

ALTISOURCE ANNOUNCES PLANS TO DISCONTINUE ITS BUY-RENOVATE-LEASE-SELL BUSINESS AND REPAY $50 MILLION OF DEBT

Luxembourg, November 26, 2018 - Altisource Portfolio Solutions S.A. (“Altisource” or the “Company”) (NASDAQ: ASPS) today announced its plans to sell its short-term investments in real estate (“BRS Inventory”) and discontinue the Company’s Buy-Renovate-Lease-Sell (“BRS”) business. Altisource’s BRS business is a component of the Real Estate Investor Solutions business and focuses on buying, renovating, leasing and selling single-family homes to real estate investors. The BRS business generated $20.3 million of service revenue in the nine months ended September 30, 2018. As of September 30, 2018, the Company had $51.7 million of BRS Inventory.

In anticipation of receiving the majority of the proceeds from the sale of the BRS Inventory over the fourth quarter of 2018 and the first quarter of 2019, the Company plans to repay $50.0 million of its debt in the fourth quarter of 2018, bringing the pro-forma outstanding balance of the debt to $338.8 million. In addition, the Company has a 10b-5 stock repurchase plan in place that extends through December 31, 2018 (“Plan”). Under the terms of the Plan, the Company is repurchasing between $0 and $400,000 of Altisource shares per trading day based upon the Company’s share price. In the fourth quarter through November 23, 2018, the Company has repurchased 373,750 shares.

“In connection with Project Catalyst, the Company is working to streamline our operations with a focus on our larger opportunities. With the recent sale of the Rental Property Management business to Front Yard Residential Corp. (“RESI”) and RESI’s sale of most of its REO and non-performing loans, we believe it is the right time to exit this smaller operation and use the capital invested in BRS Inventory to reduce our debt. Further, given where Altisource’s shares are trading, we believe repurchasing shares represents an attractive use of capital,” said Chief Executive Officer William B. Shepro.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements that involve a number of risks and uncertainties. These forward-looking statements include all statements that are not historical fact, including statements about management’s beliefs and expectations. These statements may be identified by words such as “anticipate,” “intend,” “expect,” “may,” “could,” “should,” “would,” “plan,” “estimate,” “seek,” “believe,” “potential” and similar expressions. Forward-looking statements are based on management’s beliefs as well as assumptions made by and information currently available to management. Because such statements are based on expectations as to the future and are not statements of historical fact, actual results may differ materially from what is contemplated by the forward-looking statements. Altisource undertakes no obligation to update any forward-looking statements whether as a result of new information, future events or otherwise. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, risks relating to the our ability to properly manage the discontinuation of the Real Estate Investor Solutions business and sell the BRS inventory for an acceptable price; various risks relating to our ability to effectively manage our regulatory and contractual obligations; the adequacy of our financial resources, including our sources of liquidity and ability to repay borrowings and comply with our Credit Agreement, including the financial and other covenants contained therein; and

other risks and uncertainties detailed in the “Forward-Looking Statements,” “Risk Factors” and other sections of Altisource’s Form 10-K and other filings with the Securities and Exchange Commission.

ABOUT ALTISOURCE

Altisource Portfolio Solutions S.A. is an integrated service provider and marketplace for the real estate and mortgage industries. Combining operational excellence with a suite of innovative services and technologies, Altisource helps solve the demands of the ever-changing markets we serve. Additional information is available at www.Altisource.com.